Exhibit 99.2

                               AGREEMENT AND PLAN
                                    OF MERGER
                                   DATED AS OF
                                NOVEMBER 22, 1998
                                      AMONG
                            THE B.F.GOODRICH COMPANY,
                         RUNWAY ACQUISITION CORPORATION
                                       AND
                              COLTEC INDUSTRIES INC

                                TABLE OF CONTENTS



                                    ARTICLE I
                                   THE MERGER
         Section 1.1       The Merger ......................................1
         Section 1.2       Effective Date of the Merger.....................1

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1       Articles of Incorporation and By-Laws............2
         Section 2.2       Board of Directors; Officers.....................2
         Section 2.3       Effects of Merger................................2

                                   ARTICLE III
                              CONVERSION OF SHARES

         Section 3.1       Exchange Ratio...................................2
         Section 3.2       Stock Options....................................2
         Section 3.3       Parent to Make Certificates Available............4
         Section 3.4       Dividends; Transfer Taxes........................4
         Section 3.5       No Fractional Shares.............................5
         Section 3.6       Exchange Agent...................................5
         Section 3.7       Shareholders' Meetings...........................6
         Section 3.8       Closing of the Company's Transfer Books..........6
         Section 3.9       Assistance in Consummation of the Merger.........6
         Section 3.10      Closing..........................................6

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Section 4.1       Organization and Qualification...................6
         Section 4.2       Capitalization...................................7
         Section 4.3       Subsidiaries.....................................7
         Section 4.4       Authority Relative to this Merger Agreement and
                           the Cross Stock Option Agreements................8
         Section 4.5       Reports and Financial Statements.................9
         Section 4.6       Absence of Certain Changes or Events.............9
         Section 4.7       Litigation.......................................9
         Section 4.8       Takeover Provisions Inapplicable................10
         Section 4.9       Compliance with Applicable Laws.................10
         Section 4.10      Taxes...........................................10
         Section 4.11      Product Liability; Airworthiness................12
         Section 4.12      Environment.....................................12
         Section 4.13      Accounting; Tax Matters.........................13

         Section 4.14      Parent Action...................................13
         Section 4.15      Lack of Ownership of Company Common Stock.......13
         Section 4.16      Financial Advisor...............................13
         Section 4.17      Fairness Opinion................................14

                                  ARTICLE IV--A
                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

         Section 4A.1      Organization....................................14
         Section 4A.2      Capitalization..................................14
         Section 4A.3      Authority Relative to this Merger Agreement.....14

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 5.1       Organization and Qualification..................15
         Section 5.2       Capitalization..................................15
         Section 5.3       Subsidiaries....................................16
         Section 5.4       Authority Relative to this Merger Agreement
                           and the Cross Stock Option Agreements...........16
         Section 5.5       Reports and Financial Statements................17
         Section 5.6       Absence of Certain Changes or Events............17
         Section 5.7       Litigation......................................18
         Section 5.8       Employee Benefit Plans..........................18
         Section 5.9       Plan Compliance.................................18
         Section 5.10      Takeover Provisions Inapplicable................19
         Section 5.11      Compliance with Applicable Laws.................19
         Section 5.12      Taxes...........................................19
         Section 5.13      Certain Contracts...............................21
         Section 5.14      Patents, Trademark, Etc.........................21
         Section 5.15      Product Liability; Airworthiness................22
         Section 5.16      Environment.....................................22
         Section 5.17      Accounting; Tax Matters.........................22
         Section 5.18      Company Action..................................22
         Section 5.19      Lack of Ownership of Parent Common Stock........23
         Section 5.20      Insurance Coverage..............................23
         Section 5.21      Year 2000.......................................23
         Section 5.22      Financial Advisor...............................23
         Section 5.23      Fairness Opinion................................23

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1       Conduct of Business by the Company Pending
                           the Merger......................................23
         Section 6.2       Conduct of Business by Parent and Sub Pending
                           the Merger......................................26
         Section 6.3       Notice of Breach................................27

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         Section 7.1       Access and Information..........................27
         Section 7.2       Registration Statement/Proxy Statement..........27
         Section 7.3       Affiliates, Publication of Combined
                           Financial Results...............................28
         Section 7.4       Stock Exchange Listing..........................29
         Section 7.5       Employment Arrangements.........................29
         Section 7.6       Indemnification.................................29
         Section 7.7       Consents........................................30
         Section 7.8       Additional Agreements...........................30
         Section 7.9       No Solicitation.................................31
         Section 7.10      Accountants Letters.............................32
         Section 7.11      Pooling of Interests............................33
         Section 7.12      Trust Preferred Securities......................33
         Section 7.13      Parent Board of Directors.......................33
         Section 7.14      Post-Merger Operations..........................33
         Section 7.15      Tax Representation Letters......................33
         Section 7.16      Transfer Taxes..................................33

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         Section 8.1       Conditions to Each Party's Obligation to
                           Effect the Merger...............................33
         Section 8.2       Conditions to Obligation of the Company
                           to Effect the Merger............................34
         Section 8.3       Conditions to Obligations of Parent and
                           Sub to Effect the Merger........................35
         Section 8.4       Frustration of Closing Conditions...............35

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1       Termination.....................................35
         Section 9.2       Effect of Termination...........................37
         Section 9.3       Amendment.......................................39
         Section 9.4       Waiver..........................................39

                                    ARTICLE X
                               GENERAL PROVISIONS

         Section 10.1      Notices.........................................39
         Section 10.2      Fees and Expenses...............................40
         Section 10.3      Publicity.......................................40
         Section 10.4      Specific Performance............................40

         Section 10.5      Interpretation..................................41
         Section 10.6      Third Party Beneficiaries.......................41
         Section 10.7      Miscellaneous...................................42
         Section 10.8      Cure Period.....................................42
         Section 10.9      Non-Survival of Representations and Warranties..42
         Section 10.10     Validity........................................42

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of November 22, 1998, is among The B.F.Goodrich Company, a New York corporation ("Parent"), Runway Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and Coltec Industries Inc, a Pennsylvania corporation (the "Company").

                                    RECITALS:
                                    --------

         The Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent, to be accomplished by the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth below and in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania ("PBCL"). It is intended for federal income tax purposes that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Merger Agreement shall be a plan of reorganization for purposes of Section 368 of the Code and, for accounting purposes, the Merger shall be a "pooling of interests".

         As a condition and inducement to entering into this Merger Agreement, Parent and the Company have entered into a stock option agreement dated as of the date hereof pursuant to which Parent has granted the Company an option with respect to certain shares of Parent Common Stock (as defined in Section 3.1(b) below) (the "Parent Stock Option Agreement") and a stock option agreement dated as of the date hereof pursuant to which the Company has granted Parent an option with respect to certain shares of Company Common Stock (as defined in Section 3.1(b) below) (the "Company Stock Option Agreement" and, collectively with the Parent Stock Option Agreement, the "Cross Stock Option Agreements") on the terms and subject to the conditions set forth therein.

         NOW,   THEREFORE,  in   consideration   of   the   foregoing   and  the
representations, warranties and agreements set forth below, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined below in Section 1.2), Sub shall be merged into the Company, the separate corporate existence of Sub shall thereupon cease, and the Company shall continue its corporate existence as the surviving corporation in the Merger (the "Surviving Corporation").

         Section 1.2 Effective Date of the Merger. The Merger shall become effective when properly executed Articles of Merger are duly filed with the Department of State of the Commonwealth of Pennsylvania, which filing shall be made on the date on which the closing of the transactions contemplated by this Merger Agreement takes place in accordance with Section 3.10. When used in this Merger Agreement, the term "Effective Date" shall mean the date and time at which such filing shall have been made.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1 Articles of Incorporation and By-Laws. The Articles of Incorporation and the By-Laws of Sub in effect immediately prior to the Effective Date shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation until amended in accordance with their terms and as provided by law.

         Section 2.2 Board of Directors; Officers. The directors of Sub immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of Sub immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

         Section 2.3 Effects of Merger. The Merger shall have the effects set forth in Section 1929 of the PBCL.

                                   ARTICLE III
                              CONVERSION OF SHARES

         Section 3.1 Exchange Ratio. As of the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, Parent or Sub:

         (a) All shares of capital stock of the Company which are held by the Company, and any shares of capital stock of the Company owned by Parent, Sub or any other subsidiary of Parent, shall be canceled.

         (b) Subject to Section 3.5, each remaining outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Date shall be converted into .56 of a share (the "Exchange Ratio") of common stock, par value $5 per share, of Parent ("Parent Common Stock"). One preferred share purchase right issuable pursuant to the Rights Agreement dated as of June 2, 1997 between Parent and The Bank of New York or any other purchase right issued in substitution thereof (the "Parent Rights") shall be issued together with and shall attach to each share of Parent Common Stock issued pursuant to this
Section 3.1(b).

         (c) In the event of any change in Parent Common Stock by reason of stock dividends, splitups, mergers, recapitalizations, combinations, exchange of shares or the like after the date of this Merger Agreement and prior to the Effective Date, the Exchange Ratio shall be adjusted appropriately.

         (d) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         Section 3.2 Stock Options. (a) As soon as practicable following the date of this Merger Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Common Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following in accordance with the terms of the Company Common Stock Plans:

                          (i)     adjust the terms of all outstanding options to
purchase shares of Company Common Stock (the "Company Stock Options") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Common Stock to current or former directors, officers, employees or consultants of the Company or its subsidiaries (the "Company Common Stock Plans"), whether vested or unvested, as necessary to provide that, as of the Effective Date, each Company Stock Option outstanding immediately prior to the Effective Date shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the Exchange Ratio (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

                           (ii) make such other  changes to the  Company  Common
Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

         (b) The duration and other terms of each Adjusted Option shall be the same as the original Company Stock Option from which it was converted except that all references to the Company in such original Company Stock Option shall be deemed to be references to Parent.

         (c) The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with
Section 424(a) of the Code.

         (d) No later than the Effective Date, Parent shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (or another appropriate form), which shall include a re-offer prospectus, registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options remain outstanding.

         (e) As soon as practicable after the Effective Date, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Common Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.2 after giving effect to the Merger).

         (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and any required federal withholding tax information and payment.

         (g) Except as otherwise contemplated by this Section 3.2 and except to the extent required under the respective terms of the Company Stock Options or other applicable agreements, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Common Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

         (h) Parent shall use all reasonable best efforts to implement the provisions of this Section 3.2.

         Section 3.3 Parent to Make Certificates Available. Prior to the Effective Date, Parent shall select The Bank of New York or such other person or persons reasonably satisfactory to the Company to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Date, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates representing shares of Company Common Stock (each, a "Certificate"), and each holder of Company Common Stock to be converted pursuant to Section 3.1 (each, a "Company Holder") will be entitled to receive, upon surrender to the Exchange Agent of one or more Certificates for cancellation, certificates representing the number of shares of Parent Common Stock and cash in lieu of fractional shares into which such Company Holder's shares of Company Common Stock have been converted in the Merger, and any dividends or other distributions with respect to such shares of Parent Common Stock with a record date after the Effective Date. Such shares of Parent Common Stock issued in the Merger shall each be deemed to have been issued at the Effective Date.

         Section 3.4 Dividends; Transfer Taxes. No dividends or other distributions that are declared or made on Parent Common Stock with a record date after the Effective Date shall be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock with a record date after the Effective Date, and, at the appropriate payment date, there shall be paid to such person the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Date and a payment date occurring after such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. In the event that any certificates for any shares of Parent
Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to have been lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares and any dividends or other distributions deliverable in respect thereof pursuant to this
Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a Company Holder for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

Section 3.5 No Fractional Shares. No certificates or scrip representing less than one whole share of Parent Common Stock shall be issued pursuant to this Merger Agreement. In lieu of any such fractional share, each Company Holder who would otherwise have been entitled to a fraction of a share of Parent Common Stock shall be paid cash (without interest) in an amount equal to such Company Holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such Company Holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this
Section 3.5. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of whole shares of Parent Common Stock to be distributed to the Company Holders (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the Company Holders, shall sell the Excess Shares at the then-prevailing prices on the New York Stock Exchange (the "NYSE"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use its best efforts to complete the sale of the Excess Shares as promptly following the Effective Date as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. Until the net proceeds of such sale have been distributed to the Company Holders, the Exchange Agent shall hold such proceeds in trust for the Company Holders. As soon as practicable after the determination of the amount of cash to be paid to the Company Holders in lieu of any fractional share interests, the Exchange Agent shall make available in accordance with this Merger Agreement such amounts to such Company Holders. The fractional Parent Common Stock interests of each Company Holder will be aggregated, and no Company Holder will receive cash in an amount equal to or greater than the value of one whole share of Parent Common Stock.

         Section 3.6 Exchange Agent. Parent shall use all reasonable best efforts to cause the Exchange Agent to take all steps and perform all actions necessary to fulfill the Exchange Agent's responsibilities as set forth in this
Article III.

Section 3.7 Shareholders' Meetings. (a) Subject to Sections 7.9(b), 7.9(c) and 9.1(j), the Company shall take all action necessary, in accordance with applicable law and its Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, to convene a meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Merger Agreement. Subject to Sections 7.9(b), 7.9(c) and 9.1(j), the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of this Merger Agreement at the Company Meeting.

(b) Subject to Sections 7.9(b), 7.9(c) and 9.1(k), Parent shall take all action necessary, in accordance with applicable law and its Restated Certificate of Incorporation and By-Laws, to convene a meeting of the holders of Parent Common Stock (the "Parent Meeting") as promptly as practicable for the purpose of considering and acting upon a proposal (the "Stock Issuance Proposal") to approve the issuance of shares of Parent Common Stock as provided by this Merger Agreement. Subject to Sections 7.9(b), 7.9(c) and 9.1(k), the Board of Directors of Parent will recommend that holders of Parent Common Stock vote in favor of and approve the Stock Issuance Proposal at the Parent Meeting.

Section 3.8 Closing of the Company's Transfer Books. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of any shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the securities of Parent and/or cash as provided in Sections 3.1(b) and 3.5.

Section 3.9 Assistance in Consummation of the Merger. Each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement.

Section 3.10 Closing. The closing of the transactions contemplated by this Merger Agreement shall take place (i) at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, at 9:00 A.M. local time on the second business day after the day on which the last of the conditions set forth in Article VIII is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company, except as set forth in a disclosure schedule delivered by Parent concurrently herewith (the "Parent Disclosure Schedule"), as follows:

Section 4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 10.5(b) below) on Parent. Complete and correct copies of the Restated Certificate of Incorporation and By-Laws of Parent as in effect on the date hereof are included in the Parent SEC Reports (as defined in Section 4.5 below).

Section 4.2 Capitalization. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 10,000,000 shares of Series Preferred Stock, par value $1 per share ("Parent Preferred Stock"). As of November 18, 1998, 74,334,732 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and 1,845,919 shares of Parent Common Stock were held in treasury. As of November 18, 1998, no shares of Parent Preferred Stock were issued and outstanding. As of November 18, 1998, except for employee stock options to acquire 4,098,764 shares of Parent Common Stock at a weighted average exercise price of $33.68 per share and the Parent Rights, there were no options, warrants, calls or other rights, agreements or commitments outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Except for the issuance of shares of Parent Common Stock pursuant to employee stock options to acquire Parent Common Stock and as provided in the Parent Stock Option Agreement, during the period from November 18, 1998 through the date hereof, no shares of Parent Common Stock or Parent Preferred Stock have been issued and Parent has not entered into any options, warrants, calls or other rights, agreements or commitments obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock as of the Effective Date are duly authorized and will be, when so issued, validly issued, fully paid and nonassessable.

         Section 4.3 Subsidiaries. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X of the Commission) ("Significant Subsidiary") of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary of Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of each Significant Subsidiary of Parent are validly issued, fully paid and nonassessable and those owned by Parent or by a subsidiary of Parent are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Except as set forth in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to Parent and its subsidiaries taken as a whole.

Section 4.4 Authority Relative to this Merger Agreement and the Cross Stock Option Agreements. Parent has the corporate power to enter into this Merger Agreement and the Cross Stock Option Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Merger Agreement and the Cross Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Parent's Board of Directors. This Merger Agreement and the Cross Stock Option Agreements each constitute a valid and binding obligation of Parent enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. No other corporate proceedings on the part of Parent are necessary to authorize this Merger Agreement or the Cross Stock Option Agreements and the transactions contemplated hereby or thereby, other than the approval of the Stock Issuance Proposal by the holders of Parent Common Stock, which, under applicable rules and regulations of the NYSE currently in effect, will require the Stock Issuance Proposal to receive the approval of a majority of the votes cast thereon (provided that the total vote cast thereon represents greater than 50% in interest of all Parent securities entitled to vote thereon). Parent is not subject to or obligated under (i) any charter or by-law provision or (ii) any provision of any indenture or other loan document or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement or the Cross Stock Option Agreements other than, in the case of clause (ii) only, (x) the laws and regulations referred to in the next sentence and (y) such breaches, violations, defaults, rights of termination, cancellations, accelerations or losses of a material benefit which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other governmental approvals required under the applicable laws of any foreign jurisdiction and the applicable environmental, corporation, securities or blue sky laws or regulations of the various states ("Applicable State Laws") (collectively, the "Parent Required Consents"), no filing by Parent or registration by Parent with any Governmental Entity (as defined in Section 4.9 below) is necessary for, nor is any authorization, consent or approval of any Governmental Entity required to be obtained by Parent for, the consummation of the Merger or the other transactions contemplated by this Merger Agreement or by the Cross Stock Option Agreements except for such filings, registrations, authorizations, consents or approvals, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent; provided that Parent makes no representation or warranty with respect to such of the foregoing as are required by reason of the regulatory status of the Company or any of its subsidiaries or facts specifically pertaining to them.

Section 4.5 Reports and Financial Statements. Since December 31, 1996, Parent has timely filed all registration statements, prospectuses, forms, reports and documents that Parent was required to file with the Commission (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Parent SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Merger Agreement ("Previously Filed Parent SEC Reports"), since September 30, 1998, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business), which, individually or in the aggregate, has had a Material Adverse Effect on Parent; (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, has had a Material Adverse Effect on Parent; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Parent (except for regularly scheduled cash dividends out of current earnings at a rate not greater than the rate in effect on September 30, 1998); or (iv) any entry into any legally binding commitment or transaction material to Parent and its subsidiaries taken as a whole (including any material borrowing or material sale of assets) other than this Merger Agreement, the Cross Stock Option Agreements and the transactions contemplated hereby and thereby.

         Section 4.7 Litigation. Except as disclosed in the Previously Filed Parent SEC Reports, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

Section 4.8 Takeover Provisions Inapplicable. As of the date hereof and at all times thereafter, until and including the Effective Date, Section 912 of the New York Business Corporation Law (the "NYBCL") and the Parent Rights are, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.

         Section 4.9 Compliance with Applicable Laws. (i) Parent and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals (the "Parent Permits") of all applicable courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity"), necessary in all material respects for the operation of the businesses of Parent and its subsidiaries;
(ii) Parent and its subsidiaries are in compliance with the terms of the Parent Permits in all material respects; (iii) except as disclosed in the Previously Filed Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and (iv) no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending, or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same except for such investigations or reviews that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent. No representation or warranty is made in this Section 4.9 with respect to Taxes (as defined in Section 4.10 below), product liability and airworthiness or Environmental Laws (as defined in Section 4.12 below), which matters are the subject of Sections 4.10, 4.11 and 4.12, respectively.

Section 4.10 Taxes. (a) Parent and its subsidiaries have (i) filed or caused to be filed all Tax Returns (as defined below) required to be filed by any jurisdiction to which any of them is subject, (ii) paid in full on a timely basis all Taxes due and claimed to be due by each such jurisdiction, and (iii) duly collected or withheld and timely paid all Taxes required to be collected from others or deducted and withheld from any amounts paid to employees or others, except to the extent any failure to file, pay or withhold would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Such Tax Returns are accurate and complete in all material respects and accurately reflect the Tax liabilities for such periods, except to the extent any inaccuracies in any such Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No Tax deficiency or penalty has been asserted or threatened by any such jurisdiction against Parent or any of its subsidiaries, except to the extent any such deficiencies or penalties, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Parent.

(b) To the knowledge of Parent, there is no audit of any material Tax Return of Parent or any of its subsidiaries in progress, there is no threatened action, suit, proceeding, investigation, audit, or claim for or relating to material Taxes, there are no matters under discussion with any Governmental Entities with respect to material Taxes that could result in an additional amount of material Taxes being payable by Parent or any of its subsidiaries, and no Governmental Entity has indicated that it intends to audit any material Tax Return of Parent or any of its subsidiaries.

(c) Neither Parent nor any of its subsidiaries (i) has waived any statute of limitations with respect to Tax obligations or agreed to any extension of time with respect to a Tax assessment or deficiency, except to the extent any such Tax obligation, assessment or deficiency would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (ii) is a party to any Tax allocation or sharing agreement, (iii) has been a member of an affiliated group (other than the affiliated group of which Parent is the common parent) filing a consolidated federal income tax return, nor is liable for material Taxes of an affiliated group (other than the affiliated group of which Parent is the common parent) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), including as a transferee or successor, by contract or otherwise, or (iv) is currently the beneficiary of any extensions of time within which to file any Tax Return.

(d) The earliest taxable period of Parent and its subsidiaries for which the statute of limitations for federal, state, local and foreign Tax Returns filed by Parent is still open is the calendar year 1986.

         (e) Neither Parent nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (f) Neither Parent nor any of its subsidiaries (i) has agreed or consented at any time under Section 341(f) of the Code to have the provisions of
Section 341(f)(2) of the Code apply to any disposition of any assets, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company or its subsidiaries for Taxes, (iii) has made an election, or is required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code, (iv) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision, or (v) owns any material assets that were financed directly or indirectly with, or that directly or indirectly secure, debt the interest on which is tax-exempt under Section 103(a) of the Code.

         (g) The transaction contemplated herein, either by itself or in conjunction with any other transactions that Parent may have entered into or agreed to, will not give rise to any federal income tax liability under section 355(e) of the Code for which Parent may in any way be held liable.

         (h) Parent is not a party to any "Gain Recognition Agreements" as such term is used in the Treasury Regulations promulgated under Section 367 of the Code.

(i) Neither Parent nor any of its subsidiaries has made or become obligated to make, nor will the Company, Parent, Sub, or any of Parent's other subsidiaries, as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to any such transaction, make or become obligated to make (with respect to any employee of Parent or any of its subsidiaries), any "excess parachute payment", as defined in Section 280G of the Code, to any employee of Parent or any of its subsidiaries.

(j) There are no material liens for Taxes (other than for current Taxes that are not yet due and payable or are being contested in good faith) upon the assets of Parent or any of its subsidiaries.

         (k) Parent has no excess loss account, as such term is used in Section 1.1502-19 of the Treasury Regulations, with respect to the stock of any subsidiary.

(l) The unpaid Taxes of Parent and its subsidiaries did not, as of the most recent fiscal month end prior to the date hereof, exceed the reserve for Tax liability (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) that has been made available to the Company.

(m) For purposes of this Merger Agreement, the term "Tax" shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

(n) For purposes of this Merger Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment, and including any amendment thereof.

Section 4.11 Product Liability; Airworthiness. (a) Parent has no knowledge of any claim, or the basis for any claim, against Parent or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which claim would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent.

(b) To the knowledge of Parent, all goods and services designed, manufactured or sold by Parent or any of its subsidiaries comply with all laws, requirements, specifications, rules and regulations related to airworthiness of all applicable Governmental Entities and none of such products or services contain any defects in manufacturing, design or performance or other defect which renders such products or services or any component thereof defective, deficient, nonconforming or unsuitable for their intended use except to the extent that such failures to comply or defects would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no publicly and formally announced rule or regulation by any Governmental Entity of the United States or any state thereof that could reasonably be expected to affect the various airworthiness approvals, licenses, permits or certifications applicable to the goods, services, assets, facilities or operations of Parent and its subsidiaries except to the extent that such rules or regulations would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

Section 4.12 Environment. (a) As used herein, the term "Environmental Laws" means all applicable federal, state, local or foreign laws and common law relating to pollution or protection of health, safety, or the environment (including pollution or protection of ambient air, surface water, groundwater, land surface, subsurface strata, natural resources, humans and other life and ecosystems), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, import, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, as amended (RCRA), 42 U.S.C. ss.ss. 6901 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., and the Toxic Substances Control Act, as amended
(TSCA), 15 U.S.C. ss.ss. 2601 et seq.), as well as all regulations, requirements, authorizations, codes, standards, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, decrees, permits, or plans issued, entered, promulgated or approved thereunder.

(b) To the knowledge of Parent, except as disclosed in the Previously Filed Parent SEC Reports, there are, with respect to Parent or any of its subsidiaries, no past or present violations of Environmental Laws, releases or threatened releases of any material into the environment or contractual obligations which may reasonably be expected to give rise to any liability under any Environmental Laws and which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

Section 4.13 Accounting; Tax Matters. Neither Parent nor, to its knowledge, any of its affiliates, has, through the date hereof, taken or agreed to take any action nor do they have any knowledge of any fact or circumstance that is reasonably likely to prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or (ii) the Merger from qualifying for federal income tax purposes as a "reorganization" within the meaning of Section 368 (a) of the Code.

Section 4.14 Parent Action. The Board of Directors of Parent (at a meeting duly called and held) has by the requisite vote of directors determined to recommend the approval of the Stock Issuance Proposal by the holders of Parent Common Stock and directed that the Stock Issuance Proposal be submitted for consideration by Parent's shareholders entitled to vote thereon at the Parent Meeting.

         Section 4.15 Lack of Ownership of Company Common Stock. Neither Parent nor any of its subsidiaries owns any shares of Company Common Stock or other securities convertible into shares of Company Common Stock (exclusive of any shares owned by any Parent Benefit Plan).

Section 4.16 Financial Advisor. Except for Morgan Stanley & Co. Incorporated, financial advisor to Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent, and the fees and other amounts payable to Morgan Stanley & Co. Incorporated as contemplated by this Section
4.16 will be as provided in that certain letter agreement, dated October 22, 1998, from Morgan Stanley & Co. Incorporated to Parent.

Section 4.17 Fairness Opinion. Parent has received the opinion of Morgan Stanley & Co. Incorporated, financial advisor to Parent, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Parent.

                                  ARTICLE IV-A

                 REPRESENTATIONS AND WARRANTIES RELATING TO SUB

Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4A.1 Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sub has not engaged in any business (other than certain organizational matters) since it was incorporated.

Section 4A.2 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

Section 4A.3 Authority Relative to this Merger Agreement. Sub has the corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Sub's Board of Directors and sole shareholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Sub is not subject to or obligated under (i) any charter or by-law provision or (ii) any provision of any indenture or other loan document or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Sub or its properties or assets, which would be breached or violated, or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement other than, in the case of clause (ii) only, (x) the Parent Required Consents and (y) such breaches, violations, defaults, rights of termination, cancellations, accelerations or losses of a material benefit which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except for the
Parent Required Consents, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for, nor is any authorization, consent, or approval of any Governmental Entity required to be obtained by Sub for, the consummation by Sub of the Merger or the transactions contemplated by this Merger Agreement, except for such filings, registrations, authorizations, consents or approvals, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent; provided that neither Parent nor Sub make any representation or warranty with respect to such of the foregoing as are required by reason of the regulatory status of the Company or any of its subsidiaries or facts specifically pertaining to them. This Merger Agreement constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent, except as set forth in a disclosure schedule delivered by the Company concurrently herewith (the "Company Disclosure Schedule"), as follows:

Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect on the Company. Complete and correct copies of the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Company as in effect on the date hereof are included in the Company SEC Reports (as defined in Section 5.5 below).

Section 5.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 2,500,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"). As of November 20, 1998, 63,068,535 shares of Company Common Stock (excluding 25,000,000 shares of Company Common Stock held by a subsidiary of the Company) were validly issued and outstanding, fully paid and nonassessable, 7,526,960 shares of Company Common Stock were held in treasury, no shares of Company Preferred Stock have been issued, and there have been no material changes in such numbers of shares through the date hereof. As of November 20, 1998, except for (x) Company Stock Options granted under the Company Common Stock Plans to acquire 5,502,000 shares of Company Common Stock, (y) pursuant to the conversion terms of the 5 1/4% Convertible Preferred Securities, liquidation amount $50 per security, Term Income Deferrable Equity Securities (TIDES)SM of Coltec Capital Trust (the "Trust Preferred Securities") and of the Company's 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures due 2028, there were no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Except for the issuance of shares of Company Common Stock pursuant to Company Stock Options and as provided in the Company Stock Option Agreement, during the period from November 20, 1998 through the date hereof, no shares of Company Common Stock or Company Preferred Stock have been issued and the Company has not entered into any options, warrants, calls or other rights, agreements or commitments obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

Section 5.3 Subsidiaries. Each Significant Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary of the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of each Significant Subsidiary of the Company are validly issued, fully paid and nonassessable and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to the Company and its subsidiaries taken as a whole.

Section 5.4 Authority Relative to this Merger Agreement and the Cross Stock Option Agreements. The Company has the corporate power to enter into this Merger Agreement and the Cross Stock Option Agreements and, subject to the requisite approval of this Merger Agreement by the holders of Company Common Stock, to carry out its obligations hereunder and thereunder. The execution and delivery of this Merger Agreement and the Cross Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors. This Merger Agreement and the Cross Stock Option Agreements each constitute a valid and binding obligation of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Except for the receipt of the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon in the case of this Merger Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement or the Cross Stock Option Agreements and the transactions contemplated hereby or thereby. The Company is not subject to or obligated under
(i) any charter or by-law provision or (ii) any provision of any indenture or other loan document or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement or the Cross Stock Option Agreements, other than, in the case of clause (ii) only, (x) the laws and regulations referred to in the next sentence and (y) such breaches, violations, defaults, rights of termination, cancellations, accelerations or losses of a material benefit which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Competition Act (Canada), the Securities Act, the Exchange Act, and other governmental approvals required under the applicable laws of any foreign jurisdiction and Applicable State Laws (collectively, the "Company Required
Consents"), no filing by the Company or registration by the Company with any Governmental Entity is necessary for, nor is any authorization, consent or approval of any Governmental Entity required to be obtained by the Company for, the consummation of the Merger or the other transactions contemplated by this Merger Agreement or by the Cross Stock Option Agreements except for such filings, registrations, authorizations, consents or approvals, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company; provided that the Company makes no representation or warranty with respect to such of the foregoing as are required by reason of the regulatory status of Parent or any of its subsidiaries or facts specifically pertaining to them.

Section 5.5 Reports and Financial Statements. Since December 31, 1996, the Company has timely filed all registration statements, prospectuses, forms, reports and documents that the Company was required to file with the Commission (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Merger Agreement
("Previously Filed Company SEC Reports"), since September 30, 1998, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business), which, individually or in the aggregate, has had a Material Adverse Effect on the Company; (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, has had a Material Adverse Effect on the Company; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iv) any entry into any legally binding commitment or transaction material to the Company and its subsidiaries taken as a whole (including any material borrowing or material sale of assets), other than this Merger Agreement, the Cross Stock Option Agreements and the transactions contemplated hereby and thereby.

Section 5.7 Litigation. Except as disclosed in the Previously Filed Company SEC Reports, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.8 Employee Benefit Plans. Section 5.8 of the Company Disclosure Schedule lists (i) each employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Company Pension Plan"); (ii) each material employee welfare benefit plan as defined in Section 3(1) of ERISA (a "Company Welfare Plan"); (iii) each material employment agreement and each material supplemental executive compensation plan (a "Company Executive Benefit Arrangement"); and (iv) each multiemployer plan as defined in Section 3(37) of ERISA which is maintained by the Company or any subsidiary, or trade or business that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes the Company within the meaning of Sections 414(b), (c), (m), or (o) of the Code (a "Company ERISA Affiliate") for directors, former directors, employees or former employees, or to which the Company or any Company ERISA Affiliate makes contributions with respect to directors, former directors, employees, or former employees. The Company has made available to Parent correct and complete copies of the plan documents and material employment agreements (or in the case of any unwritten Company Executive Benefit Arrangement, a description thereof), summary plan descriptions, participant informational material, the most recent determination letter received from the Internal Revenue Service, the two most recent Form 5500 annual reports (including all schedules and attachments thereto), the two most recent audited financial statements for any plan for which audited financial statements are required, the two most recent actuarial reports for any plan for which actuarial reports have been prepared, and all related trust agreements, insurance contracts and other funding agreements relating to such Company Pension Plans, Company Welfare Plans and Company Executive Benefit Arrangements (together, "Company Benefit Plans").

Section 5.9 Plan Compliance. Each Company Benefit Plan has been administered in compliance with its terms and any applicable provision of ERISA, the Code and any other applicable law except for any instances of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each Company Pension Plan which is intended to meet the requirements of
Section 401(a) of the Code has been determined within the remedial amendment period under Section 401(b) of the Code by the Internal Revenue Service to be qualified under said Section 401(a) and each trust maintained in conjunction with any such Company Pension Plan has been determined by the Internal Revenue Service to be exempt from taxation under Section 501(a) of the Code and the Company has not amended any such Company Pension Plan or related trust in a manner that would result in the disqualification thereof. No Company Pension Plan which is subject to the provisions of Section 412 of the Code has incurred an accumulated funding deficiency. Neither the Company nor any Company ERISA Affiliate has any unsatisfied liability under Title IV of ERISA, or knows of any fact which would give rise to liability under Title IV of ERISA, in an amount that would, individually or in the aggregate, have a Material Adverse Effect on the Company. No reportable event, within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any Company Pension Plan. Except as set forth in the Previously Filed Company SEC Reports, there are no pending, filed, or threatened disputes, lawsuits, claims (other than routine benefit claims), investigations, or audits by any person or Governmental Entity with respect to any Company Benefit Plan that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company and no condition exists which could reasonably be expected to subject the Company or any Company ERISA Affiliate to any liability (other than for routine benefit claims and other than pursuant to the current terms of any Company Benefit Plan) with respect to any Company Benefit Plan in an amount that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.10 Takeover Provisions Inapplicable. As of the date hereof and at all times thereafter, until and including the Effective Date, Subchapters D (Section
2538), E, F, G, H, I and J of Chapter 25 of the PBCL, are, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.

Section 5.11 Compliance with Applicable Laws. (i) The Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals (the "Company Permits") of all Governmental Entities necessary in all material respects for the operation of the businesses of the Company and its subsidiaries; (ii) the Company and its subsidiaries are in compliance with the terms of the Company Permits in all material respects; (iii) except as disclosed in the Previously Filed Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (iv) no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same except for such investigations or reviews that would not, individually or in the aggregate, be reasonably expected to have a Material
Adverse  Effect on the Company.  No  representation  or warranty is made in this
Section 5.11 with respect to employee benefit plans, Taxes, product liability and airworthiness or Environmental Laws, which matters are the subject of Sections 5.8 and 5.9, 5.12, 5.15 and 5.16, respectively.

Section 5.12      Taxes.

         (a) The Company and its subsidiaries have (i) filed or caused to be filed all Tax Returns required to be filed by any jurisdiction to which any of them is subject, (ii) paid in full on a timely basis all Taxes due and claimed to be due by each such jurisdiction, and (iii) duly collected or withheld and timely paid all Taxes required to be collected from others or deducted and withheld from any amounts paid to employees or others, except to the extent any failure to file, pay or withhold would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Such Tax Returns are accurate and complete in all material respects and accurately reflect the Tax liabilities for such periods, except to the extent any inaccuracies in any such Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No Tax deficiency or penalty has been asserted or threatened by any such jurisdiction against the Company or any of its subsidiaries, except to the extent any such deficiencies or penalties, individually or in the aggregate, have not had and would not have a Material Adverse Effect on the Company.

(b) To the knowledge of the Company, there is no audit of any material Tax Return of the Company or any of its subsidiaries in progress, there is no threatened action, suit, proceeding, investigation, audit, or claim for or relating to material Taxes, there are no matters under discussion with any Governmental Entities with respect to material Taxes that could result in an additional amount of material Taxes being payable by the Company or any of its subsidiaries, and no Governmental Entity has indicated that it intends to audit any material Tax Return of the Company or any of its subsidiaries.

         (c) Neither the Company nor any of its subsidiaries (i) has waived any statute of limitations with respect to Tax obligations or agreed to any extension of time with respect to a Tax assessment or deficiency, except to the extent any such Tax obligation, assessment or deficiency would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (ii) is a party to any Tax allocation or sharing agreement, (iii) has been a member of an affiliated group (other than the affiliated group of which the Company is the common parent) filing a consolidated federal income tax return, nor is liable for material Taxes of an affiliated group (other than the affiliated group of which the Company is the common parent) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), including as a transferee or successor, by contract, or otherwise, or (iv) is currently the beneficiary of any extensions of time within which to file any Tax Return.

                  (d) The earliest taxable period of the Company and its subsidiaries for which the statute of limitations for federal, state, local and foreign Tax Returns filed by the Company is still open is the calendar year 1987.

         (e) Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (f) Neither the Company nor any of its subsidiaries (i) has agreed or consented at any time under Section 341(f) of the Code to have the provisions of
Section 341(f)(2) of the Code apply to any disposition of any assets, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company or its subsidiaries for Taxes, (iii) has made an election, or is required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, (iv) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision, or (v) owns any material assets that were financed directly or indirectly with, or that directly or indirectly secure, debt the interest on which is tax-exempt under
Section 103(a) of the Code.

         (g) The transaction contemplated herein, either by itself or in conjunction with any other transaction that the Company may have entered into or agreed to, will not give rise to any federal income tax liability under section 355(e) of the Code for which the Company may in any way be held liable.

         (h) The Company is not a party to any "Gain Recognition Agreements" as such term is used in the Treasury Regulations promulgated under Section 367 of the Code.

         (i) Neither the Company nor any of its subsidiaries has made or become obligated to make, nor will Parent, Sub, the Company, or any of its subsidiaries, as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to any such transaction, make or become obligated to make (with respect to any employee of the Company or any of its subsidiaries), any "excess parachute payment", as defined in Section 280G of the Code to any employee of the Company or any of its subsidiaries.

         (j) There are no material liens for Taxes (other than for current Taxes that are not yet due and payable or are being contested in good faith) upon the assets of the Company or any of the subsidiaries.

         (k) The  Company has no excess  loss  account,  as such term is used in
Section 1.1502-19 of the Treasury Regulations, with respect to the stock of any subsidiary.

(l) The unpaid Taxes of the Company and its subsidiaries did not, as of the most recent fiscal month end prior to the date hereof, exceed the reserve for Tax Liability (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) that has been made available to Parent.

Section 5.13 Certain Contracts. Except as filed as an exhibit to the Company SEC Reports, neither the Company nor any of its subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which, as of the date hereof, is a "material contract" (as defined in
Item 601(b)(10) of Regulation S-K of the Commission) or has been filed with the Commission to be performed after the date of this Merger Agreement or (ii) which materially restricts the conduct of any line of business of the Company.

Section 5.14 Patents, Trademarks, Etc. The Company and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses ("Company Intellectual Property") as are necessary in connection with the businesses of the Company and its subsidiaries, and the Company does not have any knowledge of any conflict between the rights of the Company and its subsidiaries and the rights of others therein, except to the extent that the failure of the Company to have, or any conflicts with respect to, the Company Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.15 Product Liability; Airworthiness. (a) The Company has no knowledge of any claim, or the basis for any claim, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which claim would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

         (b) To the knowledge of the Company, all goods and services designed, manufactured or sold by the Company or any of its subsidiaries comply with all laws, requirements, specifications, rules and regulations related to airworthiness of all applicable Governmental Entities and none of such products or services contain any defects in manufacturing, design or performance or other defect which renders such products or services or any component thereof defective, deficient, nonconforming or unsuitable for their intended use, except to the extent that such failure to comply or defects would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no publicly and formally announced rule or regulation by any Governmental Entity of the United States or any state thereof that could reasonably be expected to affect the various airworthiness approvals, licenses, permits or certifications applicable to the goods, services, assets, facilities or operations of the Company and its subsidiaries, except to the extent that such rules or regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.16 Environment.  To the knowledge of the Company,  except as disclosed in the Previously Filed Company SEC Reports, there are, with respect to the Company or any of its subsidiaries, no past or present violations of
Environmental Laws, releases or threatened releases of any material into the environment or contractual obligations which may reasonably be expected to give rise to any liability under any Environmental Laws and which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.17 Accounting; Tax Matters. Neither the Company nor, to its knowledge, any of its affiliates, has, through the date hereof, taken or agreed to take any action nor do they have knowledge of any fact or circumstance that is reasonably likely to prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests," or (ii) the Merger qualifying for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 5.18 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of directors (a) determined that the Merger is in the best interests of the Company and its shareholders, (b) approved this Merger Agreement in accordance with the provisions of Section 1922 of the PBCL, and (c) determined to recommend the approval of this Merger Agreement and the Merger by the holders of the Company Common Stock.

Section 5.19 Lack of Ownership of Parent Common Stock. Neither the Company nor any of its subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock (exclusive of any shares owned by any Company Benefit Plan).

Section 5.20 Insurance Coverage. The Company believes that as of the date hereof it has adequate insurance coverage from solvent, viable insurance carriers in accordance with current industry practices except where the failure to have such insurance coverage would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.21 Year 2000. Except as disclosed in the Previously Filed Company SEC Reports, the Company's products and information systems are Year 2000 Compliant except to the extent that their failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Merger Agreement, Year 2000 Compliant shall mean that the Company's products and information systems accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

Section  5.22  Financial   Advisor.   Except  for  Credit  Suisse  First  Boston
Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, and the fees and commissions payable to Credit Suisse First Boston Corporation as contemplated by this Section 5.22 will be the amount set forth in that certain letter, dated November 11, 1998, from Credit Suisse First Boston Corporation to the Company.

Section 5.23 Fairness Opinion. The Company has received the opinion of Credit Suisse First Boston Corporation, financial advisor to the Company, dated the date hereof, to the effect that the Exchange Ratio is fair from a financial point of view to the holders of shares of Company Common Stock.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1 Conduct of Business by the Company Pending the Merger. (a) Prior to the Effective Date, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and except as specifically provided herein (including Section 6.1(b)) or as set forth in the Company Disclosure Schedule, from and after the date hereof, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date. The Company shall, and shall cause its subsidiaries to, in the ordinary course of business (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices;
(B) comply with all material laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound.

         (b) Without limiting the generality of Section 6.1(a), prior to the Effective Date, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and except as set forth in the Company Disclosure Schedule, from and after the date hereof:

(i) the Company shall not and shall not propose to (A) except as required pursuant to any indenture, loan documents or contract in effect as of the date hereof, sell or pledge or agree to sell or pledge any capital stock owned by it in any of its Significant Subsidiaries (unless already pledged as of the date hereof), (B) amend its Amended and Restated Articles of Incorporation or Amended and Restated By-Laws, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (D) except as required pursuant to any Company Benefit Plan, directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company capital stock;

(ii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) other than pursuant to the exercise of Company Stock Options outstanding on the date hereof or otherwise in accordance with the present terms of any Company Benefit Plan and except as permitted by Section 6.1(b)(iii) or by the Cross Stock Option Agreements, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock (other than, in each case, to the Company or direct or indirect wholly-owned subsidiaries of the Company);
(B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or
(E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing which is binding;

(iii) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable law, and except for (w)
compensation payments and changes or benefit adjustments made in the ordinary course of business (which shall include (1) normal periodic performance reviews and related compensation and benefit increases and (2) the provision of individual Company Benefit Plans consistent with past practice for promoted or newly hired officers and employees) and which do not involve the grant of any actual or phantom equity interests in the Company, (x) awards under the Company's 1994 Long-Term Incentive Plan and CAP Plus Plan, in each case in the ordinary course of business, (y) grants of options with respect to Company Common Stock in the ordinary course of business to newly-hired or promoted officers and employees and (z) (following notice to Parent) grants of options with respect to no more than 200,000 shares of Company Common Stock in the aggregate in the ordinary course of business, (A)(1) adopt, enter into, terminate or (2) in any way that would materially increase the cost thereof to the Company or expand the applicability of, or amend, any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefit of any director, officer or employee,
(C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the ordinary course of business consistent with past practice or as required under the present terms of any Company Benefit Plan, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing which is binding;

(iv) except as required by or in connection with the Trust Preferred Securities, the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade debt securities (other than non-investment grade debt securities issued by the Company or any of its subsidiaries);

(v) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Date, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368 (a) of the Code; and

(vi) neither the Company, nor any subsidiary of the Company, shall make or amend any material Tax election, agree to waive or extend any statute of limitations, or resolve or agree to resolve any audit or proceeding relating to any material Tax liability other than in the ordinary course of business consistent with past practice; provided, however, that the Company and its subsidiaries shall be permitted to make any Tax election and take any action in connection with the settling of its and their federal tax liabilities for the 1992, 1993, 1994, 1995 and 1996 tax years so long as such elections or actions do not result in aggregate additional Tax liabilities to the Company and its subsidiaries in excess of the reserve established therefor on the most recent audited consolidated financial statements of the Company, and provided that any settling of such audit and liabilities shall require the consent of Parent, which consent shall not unreasonably be withheld. The Company and its subsidiaries shall, prior to the Closing Date, terminate all tax allocation agreements and tax sharing agreements (if any) with respect to the Company and its subsidiaries (other than the Tax Sharing Agreement dated September 13, 1996, by and between the Company, Garrison Litigation Management Group, Ltd., and The Anchor Packing Company) and shall ensure that such agreements are of no further force or effect as to the Company and its subsidiaries on and after the Closing Date and there shall be no further liability of the Company or its subsidiaries under any such agreements.

         Section 6.2.  Conduct of Business by Parent and Sub Pending the Merger.
(a) Parent. Prior to the Effective Date, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and except as specifically provided herein including as set forth in the Parent Disclosure Schedule, from and after the date hereof Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date. Subject to Section 6.2(b), the foregoing shall not prevent Parent from acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any assets, business or any corporation, partnership, association or other business organization or division thereof, for such aggregate consideration in cash, Parent Common Stock or a combination thereof, as Parent may deem appropriate from time to time.

         (b) Prior to the Effective Date, neither Parent nor its subsidiaries shall, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), acquire, merge or agree to acquire or be acquired, by merging or consolidating with, or by purchasing a substantial equity interest in or by selling 50% or more of the outstanding Parent Common Stock (or securities convertible into Parent Common Stock) to, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, in each case participating in a line of business or related business of the Company or any of its subsidiaries, which transaction, either alone or in conjunction with the transactions contemplated by this Merger Agreement, is reasonably likely to raise antitrust, competition law or trade regulatory issues that are reasonably likely to materially delay, impede or prohibit the consummation of the Merger.

         (c) Without limiting the generality of Section 6.2(a), prior to the Effective Date, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and except as set forth in the Parent Disclosure Schedule, from after the date hereof: (i) Parent shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Date, which would disqualify or would be reasonably likely to disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Parent shall not enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing which is binding.

(d) Sub. During the period from the date of this Merger Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Merger Agreement.

Section 6.3 Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its covenants contained in this Merger Agreement, or would cause any of its representations or warranties contained in this Merger Agreement to be inaccurate, and shall use its best efforts to prevent or promptly remedy the same. No such notification shall be deemed an amendment of the Company Disclosure Schedule or the Parent Disclosure Schedule.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

Section 7.1 Access and Information. Each of the Company and Parent and their respective subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) subject to applicable law, all other information concerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated as of October 21, 1998 between Parent and the Company (the "Confidentiality Agreement").

Section 7.2 Registration Statement/Proxy Statement. (a) As promptly as practicable after the execution of this Merger Agreement, the Company and Parent shall prepare and file with the Commission a joint proxy statement (the "Proxy

Statement") in preliminary form for use at the Company Meeting and the Parent Meeting. As promptly as practicable after comments are received from the Commission with respect to the preliminary form of the Proxy Statement and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the Commission the Proxy Statement in definitive form for use at their respective shareholder meetings and Parent shall file with the Commission a registration statement on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement").
Parent and the Company shall use all reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. None of the information furnished by the Company or its subsidiaries (in the case of the Company) or by Parent or its subsidiaries (in the case of Parent) for inclusion or incorporation by reference in (i) the Registration Statement or
(ii) the Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting and Parent Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement or the Registration Statement. No filing of, or amendment or supplement to, the Proxy Statement or Registration Statement shall be made by Parent or the Company without providing the other with the opportunity to review and comment thereon. If at any time prior to the Effective Date any information relating to Parent or the Company, or any of their respective affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement or Registration Statement so that the Proxy Statement or Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and, to the extent required by law, disseminated to the shareholders of Parent and the Company.

         (b) The Company and Parent shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, and under applicable blue sky or similar securities laws and shall each use its reasonable best efforts to obtain required approvals and clearances with respect thereto.

Section 7.3 Affiliates, Publication of Combined Financial Results. (a) Not less than 45 days prior to the Effective Date, each of Parent and the Company shall deliver to the other a list of names or addresses of each person who, in its reasonable judgment, is an affiliate of Parent or the Company, respectively, within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable Commission accounting releases with respect to "pooling of interests" accounting treatment (each such person, a "Pooling Affiliate") of Parent or the Company, respectively. Each such party shall provide the other with such information and documents as the other shall reasonably request for purposes of reviewing such list.

(b) Each of the Company and Parent shall use its reasonable best efforts to cause each of its respective Pooling Affiliates, as soon as practicable after the date of this Merger Agreement, and no less than 30 days prior to the date of the Company Meeting and the Parent Meeting, respectively, to deliver to the other party an affiliate letter in customary form. Parent shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the Parent Common Stock to be received by such Pooling
Affiliates pursuant to the terms of this Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such letters.

(c) Parent shall publish combined sales and net income figures reflecting at least 30 days of post-Merger combined operations as contemplated by and in accordance with the terms of Commission Accounting Series Release No. 135, no later than 20 days after the end of the first fiscal quarter of Parent ending after the Effective Date in which there are at least 30 days of such post-Merger combined operations.

Section 7.4 Stock Exchange Listing. Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued pursuant to the Merger.

         Section 7.5 Employment Arrangements. (a) After the Effective Date, Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms, all Company Benefit Plans, including all employment, severance, consulting and other compensation contracts between the Company or any of its subsidiaries and any current or former director, officer or employee thereof, and all provisions for vested or unvested benefits or other vested or unvested amounts earned or accrued through the Effective Date and all provisions under any Company Benefit Plan (as amended in compliance herewith or as modified by Section 7.5 of the Company Disclosure Schedule) except for changes thereto which are (i) set forth on Section 7.5 of the Company Disclosure Schedule, (ii) required under the present terms of any Company Benefit Plan, or (iii) otherwise agreed to by the parties hereto and, if applicable, the affected individual.

(b) From and after the Effective Date and for a period of one year thereafter, employees of the Company and its subsidiaries shall receive compensation and benefits from the Surviving Corporation (or any successor thereto) that, in the aggregate, are no less favorable than either (i) the compensation and benefits provided to similarly situated employees of Parent or its subsidiaries or (ii) the compensation and benefits provided to such employees as of the Effective Date by the Company and its subsidiaries.

(c) The Company and, if applicable, Parent agree (i) to take all actions set forth on Section 7.5 of the Company Disclosure Schedule and (ii) that any such action shall not be deemed to violate any other provision of this Merger Agreement.

Section 7.6 Indemnification. (a) From and after the Effective Date, Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company and its subsidiaries (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising prior to the Effective Date to the fullest extent permitted or required under (A) applicable law, (B) any indemnification agreements between the Company and any such person or (C) the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws.

(b) Parent shall use its best efforts to cause the Indemnified Parties to be covered for a period of six (6) years from the Effective Date (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to the Indemnified Parties than such policy) with respect to acts or omissions occurring prior to the Effective Date which were committed by such Indemnified Parties in their capacity as such; provided, however, that in no event shall Parent be required to expend on an annual basis more than $730,000 (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Parent is unable to maintain or obtain the insurance called for by this Section 7.6(b), Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

         (c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Merger Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective reasonable best efforts to vigorously defend against and respond thereto.

Section 7.7 Consents. (a) Each of the parties shall use its reasonable best efforts to obtain as promptly as practicable all consents of any Governmental Entity or any other person required in connection with, and waivers of any violations or rights of termination that may be caused by, the consummation of the transactions contemplated by this Merger Agreement.

         (b) In furtherance and not in limitation of the foregoing, each of the parties shall use its reasonable best efforts to resolve as promptly as practicable such objections, if any, as may be asserted with respect to the transactions contemplated by this Merger Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any Governmental Entity; provided however, that nothing in this Merger Agreement shall require Parent to agree to hold separate or to divest any of the business, product lines or assets of Parent or the Company or any of their respective subsidiaries or take any other action, if such holding separate, divestiture or other action would have a Material Adverse Effect on Parent or the Company.

         (c) Each of the parties shall promptly inform the others of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Merger Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Merger Agreement, then such party shall make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent and the Company shall consult and cooperate with one another with respect to (and prior to) any understandings, undertakings or agreements (oral or written) which are proposed to be made or entered into with any Governmental Entity in connection with the transactions contemplated by this Merger Agreement and the Cross Stock Option Agreements.

         Section 7.8 Additional Agreements. (a) Subject to the terms and conditions herein provided (including Section 7.7), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including using its reasonable best efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Merger Agreement or the Merger, including seeking to lift any injunction, temporary restraining order or, subject to any required vote of the shareholders of the Company, other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible) and the transactions contemplated hereby. Notwithstanding the foregoing, but subject to Section 7.7, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Merger Agreement if such action would, individually or in the aggregate, have a Material Adverse Effect on Parent or the Company.

         (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

Section 7.9 No Solicitation. (a) Neither the Company nor Parent shall, directly or indirectly, take (nor shall the Company or Parent instruct its subsidiaries, directors, officers, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, (collectively, "Representatives")) to take any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below) with respect to such party, (ii) enter into any agreement with respect to any Acquisition Proposal with respect to such party or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to such party. Each of the Company and Parent will promptly communicate to the other that such a solicitation has been received by it, or that any such information has been requested from it or that such negotiations or discussions have been sought to be initiated with it or that it has received a written communication with respect to an Acquisition Proposal with respect to it. For purposes of this Merger Agreement, the term "Acquisition Proposal" means, with respect to each of the Company and Parent, any proposed (A) merger, consolidation or similar transaction involving the Company (in the case of the Company) or merger, consolidation or similar transaction involving Parent upon consummation of which the holders of Parent Common Stock will not own at least

50% of the common stock of Parent or, if Parent is not the surviving entity, the combined entity (in the case of Parent), (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company (in the case of the Company) or Parent (in the case of Parent) or its subsidiaries representing 15% or more of the consolidated assets of the Company and its subsidiaries (in the case of the Company) or 50% or more of the consolidated assets of Parent and its subsidiaries (in the case of Parent), (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction), or acquisition of, securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the voting power of the Company (in the case of the Company) or 50% or more of the voting power of Parent (in the case of Parent).

         (b) Notwithstanding anything in this Merger Agreement to the contrary (including clause (a) of this Section 7.9), to the extent the Company or Parent or its respective Representatives receive a communication with respect to an Acquisition Proposal with respect to it, which its Board of Directors determines, after consultation with its financial advisors, may be reasonably likely to result in a Superior Proposal (as defined below) or, in the case of Parent, a transaction that would not otherwise conflict with this Merger Agreement, including Section 6.2(b), such party and its Representatives may engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement such Acquisition Proposal; provided, however, that upon engaging in such negotiations or discussions, providing such information or otherwise facilitating any effort or attempt to make or implement such Acquisition Proposal, the Company or Parent (as the case may be) shall give notice to the other of its engagement in such activities. For purposes of this Merger Agreement, the term "Superior Proposal" means, with respect to each of Parent and the Company, any Acquisition Proposal with respect to it (and for purposes of this definition of the term "Superior Proposal", the term "Acquisition
Proposal"  with  respect  to the  Company  shall have the  meaning  set forth in
Section 7.9(a) except that the references to "15%" in such Section 7.9(a) shall be deemed references to "50%") that is more favorable to its shareholders than the Merger (taking into account the nature of the Acquisition Proposal, the nature and amount of the consideration, the likelihood of completion and any other factors deemed appropriate by the Board of Directors). Prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any other persons or entities, the Company or Parent (as the case may be) shall enter into a customary confidentiality agreement with such person or entity, it being understood that such confidentiality agreement (x) shall not include any provision calling for an exclusive right to negotiate with such party, (y) need not contain "standstill" or similar provisions and such party shall advise the other of the nature of such nonpublic information delivered to such person reasonably promptly following its delivery to the requesting party.

         (c) Nothing contained herein, including this Section 7.9, shall prohibit Parent or the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if in the good faith judgment of its Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Parent nor the Company, as the case may be, nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Merger Agreement, or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal with respect to it. This Section 7.9(c) does not prohibit the termination of this Merger Agreement as specified in Section 9.1(j) in the case of the Company or Section 9.1(k) in the case of Parent.

Section 7.10 Accountants' Letters. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter from Arthur Andersen LLP, dated within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter from Ernst & Young LLP, dated within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

Section 7.11 Pooling of Interests. Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to be accounted for as a "pooling of interests", and such accounting treatment to be accepted by each of the Company's and Parent's independent certified public accountants, and by the Commission, respectively, and each of Parent and the Company agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

Section 7.12 Trust Preferred Securities. Parent shall take all actions required in connection with the transactions contemplated by this Merger Agreement to provide for the compliance by the Company with Section 13.04 of the Indenture, dated as of April 14, 1998, between the Company and The Bank of New York, as Trustee, governing the Trust Preferred Securities.

Section 7.13 Parent Board of Directors. The Board of Directors of Parent shall take such action as may be necessary (including increasing the size of the Board of Directors of Parent) to appoint to the Board of Directors of Parent as of the Effective Date John W. Guffey, Jr. and two other directors of the Company selected by the Board of Directors of Parent.

Section 7.14 Post-Merger Operations. Following the Effective Date, Parent and the Surviving Corporation's principal executive offices shall be located in Charlotte, North Carolina.

         Section 7.15 Tax Representation Letters. For purposes of the tax opinions described in Sections 8.2(b) and 8.3(b) of this Merger Agreement, each of Parent and the Company shall provide representation letters, substantially in the form of Exhibits E and F, each dated on or about the date that is two business days prior to the date the Proxy Statement is mailed to the shareholders of the Company and reissued as of the Effective Date.

                  Section 7.16 Transfer Taxes. All state, local, foreign or provincial sales, use, real property transfer, stock transfer or similar taxes, including any interest or penalties with respect thereto, attributable to the Merger shall be paid by the Company.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by each party at or prior to the Effective Date of the following conditions:

(a) This Merger Agreement shall have been adopted by the requisite vote of the holders of the Company Common Stock.

(b) The Stock Issuance Proposal shall have been approved by the requisite vote of the holders of Parent Common Stock.

(c) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

(d) The waiting periods applicable to the consummation of the Merger under the HSR Act and the Competition Act (Canada) shall have expired or been terminated and all other Company Required Consents and Parent Required Consents in each case required to be obtained prior to consummation of the Merger shall have been obtained, except where the failure to obtain such other Company Required Consents or Parent Required Consents would not have a Material Adverse Effect on the Company or Parent, as the case may be.

(e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

(f) No preliminary or permanent injunction or other order by any court or other Governmental Entity of competent jurisdiction (collectively, "Restraints") (i) prohibiting or preventing the consummation of the Merger or (ii) requiring Parent or the Company to hold separate or to divest any of the business, product lines or assets of Parent or the Company or any of their respective subsidiaries or take any other action, if such holding separate, divestiture or other action would have a Material Adverse Effect on Parent or the Company, shall have been issued and remain in effect; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered

(g) Parent and the Company shall have received letters from Ernst & Young LLP and Arthur Andersen LLP, respectively, dated as of the Effective Date to the effect that such firm concurs with management's conclusion that, as of the Effective Date, no conditions exist that would preclude such party from being a party to a business combination for which "pooling of interests" accounting treatment would be available if consummated in accordance with this Merger Agreement.

Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

(a) (i) Parent and Sub shall have performed in all material respects their agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and (ii) the representations and warranties of Parent and Sub contained in this Merger Agreement shall be true in all respects when made and on and as of the Effective Date as if made on and as of such date, except for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all respects at such time or times as stated therein (provided that, in each case, the condition set forth in this Section 8.2(a)(ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not have a Material Adverse Effect on Parent), and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent and Sub, respectively, to that effect.

(b) The Company shall have received an opinion substantially in the form of Exhibit C of Cravath, Swaine & Moore, counsel to the Company, dated the Effective Date, to the effect that the Merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations provided by the parties hereto substantially in the form of Exhibits E and F.

Section 8.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

(a) (i) The Company shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and (ii) the representations and warranties of the Company contained in this Merger Agreement shall be true in all respects when made and on and as of the Effective Date as if made on and as of such date, except for representations and warranties which are by their express provisions made as of a specific date or dates which were or will be true in all respects at such date or dates (provided that, in each case, the condition set forth in this Section 8.3(a)(ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not have a Material Adverse Effect on the Company), and Parent and Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

(b) The Parent shall have received an opinion substantially in the form of Exhibit D of Squire, Sanders & Dempsey L.L.P., counsel to Parent, dated the Effective Date, to the effect that the Merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations provided by the parties hereto substantially in the form of Exhibits E and F.

8.4 Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure results from such party's breach of any provision of this Merger Agreement or the failure of such party to use its reasonable best efforts to cause the Merger to be consummated.


                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

Section 9.1  Termination.  This Merger  Agreement  may be terminated at any time
prior  to  the  Effective  Date,   whether  before  or  after  approval  by  the
shareholders of the Company:

(a)      by mutual consent of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated on or before March 31, 2000; provided, that the terminating party is not otherwise in material breach of its covenants hereunder and none of such terminating party's representations and warranties contained herein, which are qualified as to materiality, shall be inaccurate in any respect, and none of such terminating party's representations and warranties contained herein, which are not so qualified, shall be inaccurate in any material respect, in each case, as if made as of the date of such purported termination (except for representations and warranties that by their express provisions are or shall have been made as of a specific date or dates, which shall only be deemed inaccurate to the extent that they were inaccurate at such times as stated therein);

(c) by either Parent or the Company if the adoption by the shareholders of the Company of this Merger Agreement shall not have been obtained at the Company Meeting or at any adjournment or postponement thereof;

(d) by either Parent or the Company if the approval by the shareholders of Parent of the Stock Issuance Proposal shall not have been obtained at the Parent Meeting or at any adjournment or postponement thereof;

(e) by the Company if any of the conditions specified in Sections 8.1 and 8.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

(f) by Parent if any of the conditions specified in Sections 8.1 and 8.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction;

(g) by Parent if the Company's Board of Directors shall have (i) accepted or resolved to accept a Superior Proposal (provided that the Company shall not accept or resolve to accept a Superior Proposal unless (x) it provides Parent with notice of the material terms of such proposal at least two days prior to such acceptance and (y) at the time of such acceptance the Board of Directors of the Company determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments Parent and Sub may have offered to make to this Merger Agreement) or (ii) refused to affirm its recommendation concerning the Merger referred to in Section 3.7(a) hereof within 10 business days after receipt of any written request from Parent to do so at any time when an Acquisition Proposal with respect to the Company shall have been made and not rejected by the Company's Board of Directors;

(h) by Parent or the Company if any Restraint having any of the effects set forth in Section 8.1(f) shall be in effect and shall have become final and nonappealable; provided, however, that the party seeking to terminate this Merger Agreement pursuant to this Section 9.1(h) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint;

(i) by the Company if Parent's Board of Directors shall have (i) accepted or resolved to accept a Superior Proposal contemplating the termination of this Merger Agreement (provided that Parent shall not accept or resolve to accept a Superior Proposal unless (x) it provides the Company with notice of the material terms of such proposal at least two days prior to such acceptance and (y) at the time of such acceptance the Board of Directors of Parent determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments the Company may have offered to make to this Merger Agreement) or (ii) refused to affirm its recommendation concerning the Stock Issuance Proposal referred to in Section 3.7(b) hereof within 10 business days after receipt of any written request from the Company to do so at any time when an Acquisition Proposal with respect to Parent shall have been made and not rejected by Parent's Board of Directors;

(j) by the Company if the Board of Directors of the Company has accepted or resolved to accept a Superior Proposal; provided that the Company shall not accept or resolve to accept a Superior Proposal unless (i) it provides Parent with notice of the material terms of such proposal at least two days prior to such acceptance and (ii) at the time of such acceptance the Board of Directors of the Company determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments Parent and Sub may have offered to make to this Merger Agreement; or

(k) by Parent if the Board of Directors of Parent has accepted or resolved to accept a Superior Proposal; provided that Parent shall not accept or resolve to accept a Superior Proposal unless (i) it provides the Company with notice of the material terms of such proposal at least two days prior to such acceptance and
(ii) at the time of such acceptance the Board of Directors of Parent determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments the Company may have offered to make to this Merger Agreement.

Section 9.2 Effect of Termination. (a) In the event of termination of this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except (x) for the willful breach of this Merger Agreement by, or fraud of, any party hereto and (y) as provided in the proviso to Section 9.2(c) or 9.2(e), respectively) there shall be no liability on the part of either the Company, Parent or Sub or their respective directors or officers; provided that the last sentence of Section 7.1, and Sections 9.2 and 10.2 shall survive the termination.

         (b) Unless (x) any of the representations and warranties of Parent contained herein, which are qualified as to materiality, were or shall be inaccurate in any respect, or any of the representations and warranties of Parent contained herein, which are not so qualified, were or shall be inaccurate in any material respect, in each case, when made and as of the date of any termination of this Merger Agreement, as if made as of the date of such termination (except for representations and warranties that by their express provisions are made as of a specific date or dates, which shall only be deemed inaccurate to the extent that they were or shall have been inaccurate at such times as stated therein), respectively, or (y) at the time of such termination, Parent is in material breach of any covenant contained herein, the Company shall make a payment to Parent (by wire transfer or cashiers check) of a breakup fee in the amount of $45 million (the "Termination Fee") (i) in the event this Merger Agreement is terminated pursuant to Section 9.1(g) or Section 9.1(j) or
(ii) in the event this Merger Agreement is terminated following the Company Meeting pursuant to Section 9.1(c) and an Acquisition Proposal with respect to the Company shall have been publicly disclosed to the shareholders of the Company (and not withdrawn or terminated) prior to the Company Meeting and, within 12 months after such termination of this Merger Agreement, the Company shall have entered into an agreement providing for the consummation of an Acquisition Proposal with respect to the Company (it being understood that no confidentiality agreement with respect to an Acquisition Proposal shall constitute such an agreement) or an Acquisition Proposal with respect to the Company shall have been consummated. For purposes of this Section 9.2(b), the term Acquisition Proposal shall have the meaning set forth in Section 7.9(a) except that the references to "15%" in such Section 7.9(a) shall be deemed references to "50%".

         (c) The Company shall make a payment to Parent (by wire transfer or cashiers check) of an expense reimbursement fee in the amount of $5 million (i) in the event the Termination Fee becomes due and payable pursuant to Section 9.2(b) or (ii) in the event this Merger Agreement is terminated pursuant to
Section 9.1(f) and at the time of such termination the Company is in material breach of any representation, warranty or material covenant of the Company contained herein; provided, that, in the event the expense reimbursement fee is payable pursuant to the foregoing clause (ii) of this Section 9.2(c), notwithstanding Section 9.2(a) or the termination of this Merger Agreement, the Company shall remain liable for, and no payment pursuant to the foregoing clause
(ii) of this Section 9.2(c) shall release the Company from, any liability or damage suffered or incurred by Parent to the extent any such liability or damage exceeds the amount of such expense reimbursement fee.

         (d) Unless (x) any of the representations and warranties of the Company contained herein, which are qualified as to materiality, were or shall be inaccurate in any respect, or any of the representations and warranties of the Company contained herein, which are not so qualified, were or shall be inaccurate in any material respect, in each case, when made and as of the date of any termination of this Merger Agreement, as if made as of the date of such termination (except for representations and warranties that by their express provisions are made as of a specific date or dates, which shall only be deemed inaccurate to the extent that they were or shall have been inaccurate at such times as stated therein), respectively, or (y) at the time of such termination, the Company is in material breach of any covenant contained herein, Parent shall make a payment to Company (by wire transfer or cashiers check) of the Termination Fee (i) in the event this Merger Agreement is terminated pursuant to
Section 9.1(i) or Section 9.1(k) or (ii) in the event this Merger Agreement is terminated following the Parent Meeting pursuant to Section 9.1(d) and an Acquisition Proposal with respect to Parent shall have been publicly disclosed to the shareholders of Parent (and not withdrawn or terminated) prior to the Parent Meeting and, within 12 months after such termination of this Merger Agreement, Parent shall have entered into an agreement providing for the consummation of an Acquisition Proposal with respect to Parent (it being understood that no confidentiality agreement with respect to an Acquisition Proposal shall constitute such an agreement) or an Acquisition Proposal with respect to Parent shall have been consummated.

         (e) Parent shall make a payment to Company (by wire transfer or cashiers check) of an expense reimbursement fee in the amount of $5 million (i) in the event the Termination Fee becomes due and payable pursuant to Section 9.2(d) or (ii) in the event this Merger Agreement is terminated pursuant to
Section 9.1(e) and at the time of such termination Parent is in material breach of any representation, warranty or material covenant contained herein; provided, that, in the event the expense reimbursement fee is payable pursuant to the foregoing clause (ii) of this Section 9.2(e), notwithstanding Section 9.2(a) or the termination of this Merger Agreement, Parent shall remain liable for, and no payment pursuant to the foregoing clause (ii) of this Section 9.2(e) shall release Parent from, any liability or damage suffered or incurred by the Company to the extent any such liability or damage exceeds the amount of such expense reimbursement fee.

Section 9.3 Amendment. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of the Company or Parent, but, after such approval, no amendment shall be made which by law requires further approval by the shareholders of the Company or Parent without such further approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.4 Waiver. At any time prior to the Effective Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that no such waiver shall be given that by law requires further approval by the shareholders of the Company or Parent without such further approval having been obtained. No agreement on the part of a party hereto to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                               GENERAL PROVISIONS

Section 10.1 Notices. All notices or other communications under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

             If to the Company:

             Coltec Industries Inc
             3 Coliseum Centre
             2550 West Tyvola Road
             Charlotte, NC  28217

             Attention:   Corporate Secretary
                          Fax:  (704) 423-7011

             With copies to:

             Cravath, Swaine & Moore
             825 Eighth Avenue
             New York, NY  10019

             Attention:   George W. Bilicic, Jr., Esq. and Allen Finkelson, Esq.
                          Fax:  (212) 474-3700

            If to Parent or Sub:

            The B.F.Goodrich Company
            4020 Kinross Lakes Pkwy.
            Richfield, OH  44286-9368

            Attention:    Terrence G. Linnert
                          Sr. Vice President and General Counsel
                          Fax:  (330) 659-7737

            With a copy to:
            Squire, Sanders & Dempsey L.L.P.
            4900 Key Tower
            127 Public Square
            Cleveland, Ohio  44114-1304

            Attention:    Gordon S. Kaiser, Esq.
                          Fax:  (216) 479-8780

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

Section 10.2 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses, except that Parent and Company agree to each pay 50% of all printing, mailing and delivery expenses incurred by the parties hereto in connection with the Proxy Statement.

Section 10.3 Publicity. So long as this Merger Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law.

Section 10.4 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section  10.5  Interpretation.  (a)  When a  reference  is made  in this  Merger
Agreement to subsidiaries of Parent or the Company, the word "subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by Parent or the Company, as the case may be. The table of contents and headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement. When reference is made in this Merger Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit of this Merger Agreement, as the case may be, unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Merger Agreement and are not followed by the words "without limitation", they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Merger Agreement shall refer to this Merger Agreement as a whole and not to any particular provision of this Merger Agreement. Whenever "or" is used in this Merger Agreement it shall be construed in the nonexclusive sense. The phrases "transactions contemplated by this Merger Agreement" and "transactions contemplated hereby" shall include transactions contemplated by the Cross Stock Option Agreements.

         (b) As used in this Merger Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to any party, as the case may be, shall mean such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, financial condition, or results of operations of such party and its subsidiaries taken as a whole (excluding any state of facts, event, change or effect relating to (i) the economy or securities markets in general, (ii) this Merger Agreement or the transactions contemplated hereby or the announcement thereof or (iii) the aerospace industry in general).

         (c) As used in this Merger Agreement, "knowledge" shall mean, with respect to the matter in question, the actual knowledge of such matter by any executive officer of Parent or the Company, as applicable.

         (d) The inclusion of an item on any schedule to this Merger Agreement shall not be deemed to be indicative of the materiality of such item.

Section 10.6 Parties in Interest; No Assignment; Third Party Beneficiaries. (a) This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and their respective successors and permitted assigns. Except as expressly provided for in this Merger Agreement, neither this Merger Agreement nor the rights or obligations of any party hereto are assignable, except by operation of law or with the written consent of the other party. Except as expressly provided in Section 10.6(b), nothing in this Merger Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies hereunder.

         (b) The provisions of Sections 3.2,  7.5(a),  7.5(c) and 7.6 hereof and
Section 7.5 of the Company Disclosure Schedule (i) are intended to be for the benefit of, and will be enforceable by, each individual benefitted thereunder, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights, including rights to indemnification or contribution, that any such person may have by contract or otherwise.

Section 10.7 Miscellaneous. This Merger Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement, as the same may be amended); and (b) shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania (without giving effect to the provisions thereof relating to conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby). This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement and each of which shall only become effective when one or more counterparts have been signed by each party and delivered to the other parties.

Section 10.8 Cure Period. No party shall have any rights under this Merger Agreement for any actual or threatened breach of a representation, warranty, covenant or agreement contained herein, if such breach is capable of being cured, until (i) the non-breaching party has notified the breaching party of its determination of the existence (or threatened existence) of a basis for termination, and (ii) the breaching party shall have a reasonable time (considering the nature of the breach and the actions required for cure, but in no event longer than 60 days) to cure such breach.

Section 10.9 Non-Survival of Representations and Warranties. No representations or warranties in this Merger Agreement shall survive the Effective Date.

Section 10.10 Validity. (a) The invalidity or unenforceability of any provision of this Merger Agreement shall not affect the validity or enforceability of the other provisions of this Merger Agreement, which shall remain in full force and effect.

(b) In the event any court of competent jurisdiction holds any provision of this Merger Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Merger Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

(c) Each party agrees that, should any court of competent jurisdiction hold any provision of this Merger Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Merger Agreement or part hereof as the result of such holding or order.

IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                THE B.F.GOODRICH COMPANY


                                By:
                                     Name:  David L. Burner
                                     Title: Chairman and Chief Executive Officer


                                RUNWAY ACQUISITION CORPORATION


                                By:
                                     Name:  Terrence G. Linnert
                                     Title: Vice President


                                COLTEC INDUSTRIES INC


                                By:
                                     Name:  John W. Guffey, Jr.
                                     Title: Chairman and Chief Executive Officer